UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2014, the Board determined that it was in the best interests of the Company and its stockholders to amend and restate the Company’s Bylaws, and approved and adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws became effective immediately upon their adoption. In primary part, the Amended and Restated Bylaws change the voting standard for the election of directors from a plurality standard to a majority standard. The new majority standard will apply to all elections of directors moving forward.

The foregoing summary of the Amended and Restated Bylaws does not purport to be a complete statement of the terms of such document and is qualified in its entirety by reference to the full text the Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On October 14, 2014, the Board adopted its (a) Charter of the Compliance Committee and (b) Charter of the Nominating and Corporate Governance Committee. Copies of each of the Charter of the Compliance Committee and the Charter of the Nominating and Corporate Governance Committee are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 3.1	Amended and Restated Bylaws	Provided herewith

Exhibit 99.1	Charter of the Compliance Committee	Provided herewith

Exhibit 99.2	Charter of the Nominating and Corporate Governance Committee	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Jerome Dvonch
Jerome Dvonch
Secretary

Date: October 17, 2014

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws

99.1	Charter of the Compliance Committee

99.2	Charter of the Nominating and Corporate Governance Committee